UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 5, 2024

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 001-33796

Maryland	26-0630461
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
630 Fifth Avenue, Suite 2400
New York, New York	10111
(Address of principal executive offices)	(Zip Code)

(888) 895-6557
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange
9.000% Senior Notes due 2029	CIMN	New York Stock Exchange
9.250% Senior Notes due 2029	CIMO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Independent Director

On November 5, 2024, the Board of Directors (the “Board”) of Chimera Investment Corporation (the “Company”) elected Cynthia B. Walsh to the Company’s Board as a Class III Director, effective December 1, 2024. Ms. Walsh will stand for election at the Company’s 2025 shareholder meeting as a Class III Director. Ms. Walsh will serve on the Nominating and Corporate Governance Committee of the Board.

Since 2011, Ms. Walsh has served as President of Walsh Advisors, a registered investment advisory firm that focuses on capital allocation, equity and fixed income markets, and alternative investments. From 2001 to 2011, Ms. Walsh served as Managing Partner and Chief Financial Officer of National Bond and Trust, an issuing agent of the U.S. Treasury Department. Prior to that, Ms. Walsh held various capital markets and trading positions at Bank of America. She currently serves on the boards of LendingOne and Encore, both private real estate lending firms, and is an adjunct professor for the Kellstadt Graduate School of Business at DePaul University. Previously, Ms. Walsh served on the Boards of the Indiana Bond Bank and Indiana Public Retirement System. She holds a bachelor’s degree in computer systems from Purdue University, an MBA from the University of Chicago, and a Doctor of Business Administration from DePaul University.

Ms. Walsh will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders, filed with Securities and Exchange Commission on April 22, 2024.

In connection with the election of Ms. Walsh, the Board increased its size from seven to eight directors. Ms. Walsh will enter into the Company’s standard indemnification agreement, a copy of which is filed as Exhibit 10.6 to the Company’s Report on Form 10-Q filed on November 5, 2015. The Board determined that Ms. Walsh will be an independent director within the meaning of the New York Stock Exchange listing standards. Other than disclosed herein, there are no other arrangements or understandings between the appointee and any other person pursuant to which she was appointed.  There are also no family relationships between the appointee and any director or executive officer of the Company, and the appointee does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) Deferral Program

On November 5, 2024, the Compensation Committee of the Board determined that no new deferral elections may be made under the Company’s Stock Award Deferral Program (the “Deferral Program”). In addition, the portion of the Deferral Program governing deferral elections previously made by executives (the “Executive Plan”) was irrevocably terminated by the Compensation Committee and will be liquidated on November 30, 2025. Accordingly, all amounts outstanding under the Executive Plan on the liquidation date will be paid at that time in accordance with applicable tax rules. The portion of the Deferral Program governing deferral elections previously made by directors (the “Director Plan”) will remain outstanding, and all deferrals pursuant to prior elections made by directors will be paid on the originally scheduled payment dates.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release (the “Press Release”) announcing the matters described under Item 5.02(d) above is attached hereto and furnished as Exhibit 99.1.

The Press Release is being furnished pursuant to Item 7.01, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release, dated November 6, 2024, issued by Chimera Investment Corporation

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERA INVESTMENT CORPORATION (REGISTRANT)

Date: November 6, 2024
	By:	/s/ Phillip J. Kardis II
	Name:	Phillip J. Kardis II
	Title:	President and Chief Executive Officer